                                                                   EXHIBIT 4.E.1

              SECOND AMENDMENT TO EAST COAST POWER HOLDING COMPANY
                               SECURITY AGREEMENT

         This SECOND AMENDMENT TO SECURITY AGREEMENT (this "AMENDMENT"), effective as of November 16, 2000, made by EAST COAST POWER HOLDING COMPANY L.L.C., a Delaware limited liability company (the "GRANTOR"), to THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee (the "TRUSTEE") for the holders from time to time (the "HOLDERS") of the Notes (as defined in the Indenture dated as of April 20, 1999 by and among East Coast Power L.L.C., a Delaware limited liability company (the "Company") and Trustee (the "INDENTURE")), issued by the Company under the Indenture.
PRELIMINARY STATEMENTS

         WHEREAS, on April 20, 1999, the Trustee and the Company entered into that certain Indenture, pursuant to which the Company issued certain promissory notes in the aggregate principal amount of $850,000,000 (the "NOTES").

         WHEREAS, as a condition precedent to the initial purchase of the Notes, the Trustee required that the Grantor and Trustee enter into that certain Security Agreement dated as of April 20, 1999, as amended by that certain First Amendment to Security Agreement dated as of August 13, 1999 (as amended, the "SECURITY AGREEMENT").

         WHEREAS, pursuant to that certain Contribution Agreement dated as of August 2, 1999 by and between Grantor, ECT Merchant Investments Corp., a Delaware corporation, Enron Capital Management II Limited Partnership, a Delaware limited partnership, Enron Capital Management III Limited Partnership, a Delaware limited partnership, Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership, Mesquite Investors, L.L.C., a Delaware limited liability company, and the California Public Employees' Retirement System, a unit of the State and Consumer Services Agency of the State of California, Grantor has agreed to acquire certain membership interests in the Company that are the subject of the Security Agreement.

         WHEREAS, the Grantor and the Trustee have agreed to amend the Security Agreement to change the description of the membership interests which are the subject of the Security Agreement.

         NOW THEREFORE, in consideration of the premises and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Trustee agree as follows:

         SECTION 1. Amendments. Schedule I of the Security Agreement is amended by deleting the current Schedule I and inserting in its place the following:




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
                                   SCHEDULE I
                                EQUITY INTERESTS

==========================================================================================
          ISSUER                 TYPE OF INTEREST         PERCENTAGE OF OUTSTANDING EQUITY
                                                                   INTEREST
------------------------------------------------------------------------------------------
East Coast Power L.L.C.     Class A Limited Liability    51% of Class A Limited Liability
                            Company Membership           Company Membership Interests
                            Interest
------------------------------------------------------------------------------------------
East Coast Power L.L.C.     Class B Limited Liability    51% of Class B Limited Liability
                            Company Membership           Company Membership Interests
                            Interest
==========================================================================================

         SECTION 2. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 3. Governing Law; Entire Agreement. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment constitutes the entire understanding among the Grantor, the Trustee and the Holders of the Notes with respect to the subject matter hereof and supercedes any prior agreements, written or oral, with respect thereto.


                       [SIGNATURES BEGIN ON THE NEXT PAGE]




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

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first written.


                              EAST COAST POWER HOLDING COMPANY
                              L.L.C.

                              By: Joint Energy Development Investments II
                                  Limited Partnership, its Sole Member

                                  By: Enron Capital Management II Limited
                                      Partnership, its General Partner

                                      By:    Enron Capital II Corp., its
                                             General Partner

                                      By:    /s/ Jeffrey M. Donahue
                                             --------------------------
                                      Name:  Jeffrey M. Donahue
                                      Title: Managing Director


                              THE BANK OF NEW YORK, as Trustee

                              By:         /s/  Marybeth Lewicki
                                     -------------------------------------------
                              Name:  Marybeth Lewicki
                              Title: Vice President




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